Exhibit 99

News Release

First Regional	1801 Century Park East
Bancorp	Century City, California 90067
Telephone (310) 552-1776
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP REPORTS

OPERATING RESULTS FOR SECOND QUARTER

AND FIRST HALF OF 2009

•           Accelerates progress in resolving problem credits

•           Further strengthens loan loss reserves

•           Substantial loan loss provisions lead to operating loss for period

•           Exceeds all financial ratio requirements for “Well Capitalized” status

•           Achieves planned shrinkage in total assets and net loans; deposits rise from year ago levels

CENTURY CITY, CALIFORNIA (July 30, 2009)—First Regional Bancorp (Nasdaq-GSM: FRGB) reported operating losses for the second quarter and first half of 2009.  The losses principally reflect additional loan loss provisions and other costs incurred in the course of resolving problem loans resulting from the current severe economic recession.

For the three months ended June 30, 2009, the net loss was $17.8 million, equal to $1.50 per diluted share, versus a net loss of $18.5 million, or $1.57 per diluted share, in last year’s second quarter. For the first six months of 2009, the net loss was $21.0 million, or $1.78 per diluted share, compared to a net loss of $13.8 million, or $1.17 per diluted share, for the comparable period in 2008.

Operating results continue to be adversely impacted by historic lows in interest rates resulting from the Federal Reserve’s aggressive actions directed at reviving the economy during the past twelve months.  These actions have significantly impacted the yield on First Regional’s loan portfolio, which consists almost entirely of variable-rate notes that adjust immediately upon any change in interest rates.  In contrast, deposit accounts generally require a longer period to mature, and interest costs adjust accordingly.  As a result, net interest income in the first half of 2009 amounted to $31.6 million, down sharply from $50.5 million in the corresponding period of 2008.

H. Anthony Gartshore, President and Chief Executive Officer, commented:  “While times remain difficult for First Regional and financial institutions in general, we continue to make steady progress confronting our challenges.  Our highest priority remains to resolve problem assets spawned by the current economic recession.  As well, First Regional has made a deliberate effort to reduce total assets and net loans in concert with our ongoing program of shrinking the asset base, thereby further strengthening our capital position.”

At June 30, 2009, total assets were $2.380 billion, compared to $2.472 billion one year earlier. Net loans declined more sharply to $2.157 billion at June 30, 2009, compared to $2.282 billion on the same date in 2008. Total deposits at the end of the quarter were $2.011 billion, up from $1.982 billion in the prior year.  Reflecting the impact of operating losses over the past year in the difficult economic environment, shareholders’ equity at the end of the second quarter of 2009 amounted to $129.7 million, or $10.96 per share outstanding, compared with $159.3 million, or $13.50 per outstanding share a year ago.  First Regional continues to exceed all financial ratio requirements for Well Capitalized status under applicable regulations.  As First Regional holds no material intangible assets, all of First Regional’s equity capital is tangible.

Mr. Gartshore continued: “In the second quarter of 2009 we completed the resolution of over $46 million in nonperforming assets, and we expect that resolution process to continue.  Despite our success in resolving problem assets, our long-standing policy of dealing firmly and pragmatically with delinquent borrowers resulted in our nonperforming asset totals increasing in the second quarter.  We are confident that those totals will decline as we complete the asset resolution transactions which we have in process.”

In the second quarter of 2009 First Regional made provisions of $31.1 million to its reserve for loan losses, compared to provisions of $44.7 million in the second quarter of 2008.  Year to date, 2009 loan loss provisions were $38.6 million, versus provisions of $55.5 million for the same period in 2008.  First Regional’s loan loss reserve totaled $74.5 million, or 3.34% of gross loans at June 30, 2009, compared to a reserve of $44.2 million, or 1.90% of gross loans at the close of the second quarter of 2008.

Mr. Gartshore stated: “As reported earlier, most of our nonperforming assets are secured by real estate, meaning that our risk of loss is limited by the value of the underlying collateral even in the present soft market. As required by applicable accounting standards, we have made loan loss provisions to reflect our latest estimates of such potential losses, so the anticipated impact of such losses is already reflected in our financial results.  As always, we will continue to make loan loss provisions as necessary based on our ongoing analysis of First Regional’s loan portfolio performance and economic conditions in general.

“As previously disclosed, our vigorous loan collection efforts combined with normal loan repayments are expected to result in a significant reduction in both net loans and total assets as we move through the balance of 2009,” continued Mr. Gartshore.  “The aforementioned asset shrinkage, along with the historically low interest rate environment currently prevailing, is placing continued pressure on our 2009 operating results. The shrinkage will, however, further strengthen First Regional’s capital ratios, which already exceed the ‘well capitalized’ standards established by banking regulators.”

Mr. Gartshore concluded:  “Despite the many challenges that remain, we look to the future with continued confidence and resolve.  Our strong capital base provides the solid foundation which enables us to offer customers and prospects creative solutions to their loan and deposit needs, and an unmatched level of personal service which has long been our hallmark.  While our actions in the present environment are limiting current growth and profitability, they contribute to our fundamental goal of enhancing value for our shareholders over time.”

First Regional Bancorp is a bank holding company headquartered in Century City.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000's omitted)
As of June 30	2009	2008

ASSETS:
Cash and due from banks	$24,065	$35,084
Federal funds sold	18,710	17,145
Cash and cash equivalents	42,775	52,229

Investment securities, available for sale	27,002	24,598
Interest-bearing deposits in financial institutions	14,006	2,003
Federal Home Loan Bank stock - at cost	7,359	18,532
Loans, net of allowance	2,156,575	2,281,604
Premises and equipment, net of depreciation	4,524	5,320
Other real estate owned	22,473	0
Accrued interest receivable and other assets	105,279	88,102

Total assets	$2,379,993	$2,472,388

LIABILITIES AND CAPITAL:
Demand deposits	$399,433	$398,251
Savings deposits	52,960	76,968
Money market deposits	514,028	873,181
Time deposits	1,044,178	633,352

Total deposits	2,010,599	1,981,752

Funds purchased	0	0
Federal Home Loan Bank advances	110,000	210,000
Subordinated debentures	100,517	100,517
Accrued interest payable and other liabilities	29,139	20,821

Total liabilities	2,250,255	2,313,090

Stated capital	45,318	44,615
Retained earnings	83,816	114,699
Net unrealized gains (losses) on available-for-sale securities, net of taxes	604	(16)

Total shareholders' equity	129,738	159,298

Total liabilities and shareholders' equity	$2,379,993	$2,472,388

Book value per share outstanding	$10.96	$ 13.50

Total shares outstanding	11,836,016	11,802,839

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008

Interest on loans	$25,728	$35,957	$53,575	$76,253
Interest on federal funds sold	17	105	60	173
Interest on deposits in financial institutions	14	51	26	123
Interest on investment securities	330	317	641	676

Total interest income	26,089	36,430	54,302	77,225

Interest on deposits	9,538	9,437	20,813	20,504
Interest on subordinated debentures	813	1,224	1,777	2,840
Interest on FHLB advances	60	1,628	82	3,336
Interest on other borrowings	0	24	0	32

Total interest expense	10,411	12,313	22,672	26,712

Net interest income	15,678	24,117	31,630	50,513

Provision for loan losses	31,116	44,743	38,616	55,533

Net interest income after provision for loan losses	(15,438)	(20,626)	(6,986)	(5,020)

Other operating income	2,178	2,481	4,279	7,652
.	.
Salaries and related benefits	8,236	8,487	17,052	17,973
Occupancy expenses	1,031	954	2,022	1,923
Other operating expenses	8,615	5,416	15,298	7,503

Total other operating expenses	17,882	14,857	34,372	27,399

Income (loss) before provision (benefit) for income taxes	(31,142)	(33,002)	(37,079)	(24,767)

Provision for income taxes (benefit)	(13,359)	(14,489)	(16,059)	(10,989)

Net loss	$(17,783)	$(18,513)	$(21,020)	$(13,778)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008

Net income per share
Basic	$(1.50)	$(1.57)	$(1.78)	$(1.17)
Diluted	$(1.50)	$(1.57)	$(1.78)	$(1.17)

Average shares outstanding	11,836,016	11,796,903	11,835,673	11,806,280
Diluted average shares	11,836,016	11,796,903	11,835,673	11,806,280

Average equity	$138,548	$173,216	$144,321	$174,352
Average assets	$2,401,773	$2,407,558	$2,445,747	$2,324,457
Return on average equity (%)	(51.48)	(42.99)	(29.37)	(15.89)
Return on average assets (%)	(2.97)	(3.09)	(1.73)	(1.19)
Efficiency ratio (%)	100.15	55.86	95.72	47.11
Number of employees	286	294
Assets per employee (000s)	$8,322	$8,409

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$68,264	$33,580	$61,336	$22,771
Loan loss provisions	31,116	44,743	38,616	55,533
Loan recoveries	76	18	80	18
Loan chargeoffs	25,130	34,244	25,802	34,244
Net change in allowance for unfunded loan commitments and lines of credit	125	55	221	74
Ending reserve for loan losses (000s)	$74,451	$44,152	$74,451	$44,152

Loans Past Due 30-89 days	$50,773	$22,865

Loans Past Due 90 Days or More	$17,727	$0
Nonaccrual Loans	274,327	32,861
Other Real Estate Owned	22,473	0
Nonperforming Assets	$314,527	$32,861

Nonperforming Assets /
Nonperforming Assets / Gross Loans + OREO (%)	13.96	1.41
Reserve for Loan Losses /
Nonperforming Assets (%)	23.67	134.36
Reserve for Loan Losses /
Reserve for Loan Losses / Gross Loans (%)	3.34	1.90

	(000s omitted)
	For the Three Months Ended June 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$2,277,383	$25,728	4.53	$2,293,118	$35,957	6.31
Funds sold	34,413	17	0.20	21,240	105	1.99
Interest bearing deposits in financial institutions	10,312	14	0.54	5,203	51	3.94
Investment securities	26,036	330	5.08	24,699	317	5.16
Total earning assets	$2,348,144	$26,089	4.46	$2,344,260	$36,430	6.25

Deposits	$2,084,668	$9,538	1.84	$1,841,705	$9,437	2.06
Federal Home Loan Bank advances	71,420	813	4.57	289,385	1,628	2.26
Subordinated debentures	100,517	60	0.24	100,517	1,224	4.90
Funds purchased	0	0	0.00	3,520	24	2.74
Total bearing liabilities	$2,256,605	$10,411	1.85	$2,235,127	$12,313	2.22

Net interest spread (1)			2.61			4.03

Net interest margin (2)			2.68			4.13

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Six Months Ended June 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$2,302,286	$53,575	4.69	$2,211,408	$76,253	6.93
Funds Sold	53,084	60	0.23	15,033	173	2.31
Interest bearing deposits in financial institutions	6,180	26	0.85	6,120	123	4.04
Investment Securities	25,324	641	5.10	24,756	676	5.49
Total Earning Assets	$2,386,874	$54,302	4.59	$2,257,317	$77,225	6.88

Deposits	$2,154,479	$20,813	1.95	$1,790,708	$20,504	2.30
Federal Home Loan Bank Advances	47,943	1,777	7.47	255,582	3,336	2.62
Subordinated Debentures	100,517	82	0.16	100,517	2,840	5.68
Other Borrowings	0	0	0.00	2,126	32	3.03
Total Bearing Liabilities	$2,302,939	$22,672	1.99	$2,148,933	$26,712	2.50

Net Interest Spread (1)			2.60			4.38

Net Interest Margin (2)			2.67			4.50

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

The following is a schedule describing the primary components of First Regional Bank’s loan portfolio as of  June 30, 2009:

	Disbursed Balance	Percentage of
	as of June 30, 2009	Total

Commercial Real Estate Loans
Construction

Condominium	$272,249,000	12.18%
Apartment	55,427,000	2.48%
Single Family Residence	58,191,000	2.60%
Office	15,767,000	0.71%
Retail	78,265,000	3.50%
Commercial/Industrial	0	0.00%
Mixed Use	53,169,000	2.38%
Other (Hotel/Motel)	29,250,000	1.31%

Total	562,318,000	25.16%

Mini Perm/Bridge

Condominium	39,399,000	1.76%
Apartment	565,536,000	25.31%
SFR	39,206,000	1.75%
Office	80,515,000	3.60%
Retail	147,023,000	6.58%
Commercial/Industrial	32,401,000	1.45%
Mixed Use	118,112,000	5.29%
Other (Hotel/Motel)	173,328,000	7.76%

Total	1,195,520,000	53.50%

Land Loans by County

California Counties
Los Angeles	148,605,000	6.65%
Orange	28,767,000	1.29%
Riverside	8,682,000	0.39%
San Bernardino	10,136,000	0.45%
San Diego	6,406,000	0.29%

Other	8,646,000	0.39%

California Total	211,242,000	9.46%

Other States	23,103,000	1.03%

Total Land Loans	234,345,000	10.49%

Government Guaranteed Loans	837,000	0.04%

Total Real Estate Loans	1,993,020,000	89.19%

Commercial Non-Real Estate Secured Loans	241,510,000	10.81%

Total Loans	2,234,530,000	100.00%

Less - Allowance for loan losses	74,451,000

- Deferred loan fees	3,504,000

Net loans	$2,156,575,000

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.